Exhibit 4.12

AMENDMENT NO. 1 TO

OPTION OF ORAMED PHARMACEUTICALS INC.

THIS AMENDMENT AGREEMENT (this "Amendment"), made and entered into as of the 28th day of August, 2012, by and between Oramed Pharmaceuticals Inc. (the "Corporation") and Dr. Miriam Kidron (the "Grantee").

WHEREAS
the Grantee received an option exercisable for 3,361,360 shares of the Corporation’s Common Stock, a copy of which is attached hereto as Exhibit A (the "Original Option") pursuant to the terms of the letter agreement, dated February 17, 2006, between the Corporation (as Integrated Security Technologies, Inc.) and Hadasit Medical Research Services and Development Ltd.; and

WHEREAS
the Original Option has an initial five year term which is scheduled to expire on December 31, 2012, and the Corporation has determined that it would like to extend the term of the Original Option until August 6, 2014.

NOW THEREFORE, in consideration of the mutual and respective representations, undertakings and covenants herein contained, the parties hereby agree as follows:

1.	The preamble and the exhibits attached hereto constitute an integral part hereof.

2.	Capitalized terms in this Amendment shall have the same meaning as in the Original Option, unless otherwise expressly stated herein.

3.	The last sentence of Section 1.1 of the Original Option shall be hereby amended and replaced in its entirety

"This Option shall expire at 5:00 p.m., New York time, on August 6, 2014 (the “Expiration Date”)."

4.	Except as set forth in and modified by this Amendment, all of the terms and provisions of the Original Option shall remain unmodified and in full force and effect.

5.
This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first hereinabove written:

ORAMED PHARMACEUTICALS INC.

By: /s/Nadav Kidron
Name:  Nadav Kidron
Title:    Chief Executive Officer

/s/ Miriam Kidron
Name:  Dr. Miriam Kidron

EXHIBIT A
ORIGINAL OPTION

Exhibit A is incorporated by reference herein from Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed December 22, 2009.